Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports 2024

Fourth Quarter and Full Year Financial Results

Full Year Highlights:

●	Total revenues increased 13% to $644.7 million

●	Net loss available to stockholders improved by $14.2 million

●	Adjusted EBITDA increased 28% to $91.2 million

●	Lindblad segment Net Yield per Available Guest Night increased 7% to $1,170 and Occupancy was 78%

NEW YORK, February 27, 2025 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Natalya Leahy, Chief Executive Officer, commented “Experiencing our ships firsthand, I was both humbled and inspired by the truly unmatched adventures we offer, from the most agile and immersive expeditions to the warmth and intimacy of the atmosphere onboard. Lindblad Expeditions pioneered and perfected exploration in the world’s most awe-inspiring destinations. 2024 was not only a record year, it was also a foundational one for future growth. With a strengthened Disney/National Geographic relationship, expanded capacity in core markets, and the increased scale of our six-brand portfolio, we are entering 2025 with strong tailwinds. This year, we are focused on driving demand, innovating smartly on costs, and unlocking new portfolio opportunities to further expand our reach and impact.”

FULL YEAR RESULTS

Tour Revenues

Full year tour revenues of $644.7 million increased $75.2 million, or 13%, as compared to a year ago. The increase was driven by a $25.9 million increase at the Lindblad segment and a $49.3 million increase at the Land Experiences segment.

Lindblad segment tour revenues of $423.3 million increased $25.9 million, or 7%, compared to a year ago. The increase was driven by a 2% increase in available guest nights due to greater fleet utilization, a 7% increase in net yield per available guest night to $1,170 due to higher pricing and higher occupancy of 78% in 2024 as compared to 77% a year ago.

Land Experiences segment tour revenues of $221.4 million increased $49.2 million, or 29%, compared to a year ago primarily due to an increase in guests traveled, higher pricing and the addition of Wineland-Thomson Adventures.

Net Income

Net loss available to stockholders for the full year was $35.8 million, $0.67 per diluted share, as compared with a net loss available to stockholders of $50.0 million, $0.94 per diluted share, in 2023. The $14.2 million improvement primarily reflects higher operating results, lower tax expense, and lower stock-based compensation expense, partially offset by higher depreciation and amortization, transaction-related costs and foreign currency losses.

Adjusted EBITDA

Full year Adjusted EBITDA of $91.2 million increased $20.0 million as compared to 2023 driven by a $10.9 million increase at the Lindblad segment and a $9.1 million increase at the Land Experiences segment.

Lindblad segment Adjusted EBITDA of $59.4 million increased $10.9 million as compared to 2023, primarily due to increased tour revenues, partially offset by increased marketing and higher general and administrative investments to drive long-term growth initiatives, and increased royalties associated with the expanded National Geographic agreement.

Land Experiences segment Adjusted EBITDA of $31.8 million increased $9.1 million as compared to 2023, due to increased tour revenues and the addition of Wineland-Thomson Adventures partially offset by increased operating and personnel costs, higher marketing spend to drive future growth, credit card fees and commission expense.

FOURTH QUARTER RESULTS

Tour Revenues

Fourth quarter tour revenues of $148.6 million increased $23.2 million, or 19%, as compared to the same period in 2023. The increase was driven by a $4.9 million increase at the Lindblad segment and a $18.3 million increase at the Land Experiences segment.

Lindblad segment tour revenues of $90.7 million increased $4.9 million, or 6%, compared to the fourth quarter a year ago. The increase was driven by a 13% increase in net yield per available guest night to $1,150 due to higher pricing and an increase in occupancy to 78% compared to 70% as compared to the fourth quarter a year ago.

Land Experiences tour revenues of $57.9 million increased $39.6 million, or 46%, compared to the fourth quarter a year ago primarily due to an increase in guests traveled, higher pricing and the addition of Wineland-Thomson Adventures.

Net Income

Net loss available to stockholders for the fourth quarter was $26.2 million, $0.48 per diluted share, as compared with net loss available to stockholders of $28.5 million, $0.53 per diluted share, in the fourth quarter of 2023. The $2.3 million improvement primarily reflects higher operating results and lower stock-based compensation expense, partially offset by higher depreciation and amortization and foreign currency losses.

Adjusted EBITDA

Fourth quarter Adjusted EBITDA of $13.4 million increased $9.6 million as compared to the same period in 2023 driven by a $6.6 million increase at the Lindblad segment and a $3.0 million increase at the Land Experiences segment.

Lindblad segment Adjusted EBITDA of $6.1 million increased $6.6 million as compared to the same period in 2023, primarily due to increased tour revenues, partially offset by increased marketing spend and higher general and administrative investments to drive long-term growth initiatives, and increased royalties associated with the expanded National Geographic agreement.

Land Experiences segment Adjusted EBITDA of $7.3 million increased $3.0 million as compared to the same period in 2023, due to increased tour revenues and the addition of Wineland-Thomson Adventures partially offset by increased operating and personnel costs, higher marketing spend to drive future growth, credit card fees and commission expense.

	For the three months ended December 31,				For the years ended December 31,
(In thousands)	2024	2023	Change	%	2024	2023	Change	%
Tour revenues:
Lindblad	$90,683	$85,750	$4,933	6%	$423,306	$397,410	$25,896	7%
Land Experiences	57,926	39,612	18,314	46%	221,421	172,133	49,288	29%
Total tour revenues	$148,609	$125,362	$23,247	19%	$644,727	$569,543	$75,184	13%
Operating income (loss):
Lindblad	$(13,019)	$(17,268)	$4,249	25%	$(2,928)	$(8,692)	$5,764	66%
Land Experiences	5,448	3,426	2,022	59%	24,481	19,291	5,190	27%
Total operating (loss) income	$(7,571)	$(13,842)	$6,271	45%	$21,553	$10,599	$10,954	103%
Adjusted EBITDA:
Lindblad	$6,149	$(431)	$6,579	NM	$59,400	$48,456	$10,944	23%
Land Experiences	7,281	4,281	3,001	70%	31,832	22,750	9,082	40%
Total adjusted EBITDA	$13,430	$3,850	$9,580	249%	$91,232	$71,206	$20,026	28%

Balance Sheet and Liquidity

The Company’s cash and cash equivalents and restricted cash were $216.1 million as of December 31, 2024, as compared with $187.3 million as of December 31, 2023. The increase primarily reflects $92.4 million in cash from operations due primarily to increased bookings for future travel, which was partially offset by $33.5 used in purchasing property and equipment, as well as, $16.7 million in cash used in the acquisition of additional ownership in Natural Habitat and DuVine.

As of December 31, 2024, the Company had a total debt position of $635.0 million and was in compliance with all of its applicable debt covenants.

Acquisitions

In January 2025, the Company closed on two purpose-built Galápagos expedition vessels to join the National Geographic-Lindblad Expeditions fleet. The first of the two new ships, the National Geographic Gemini, is a 48-guest configuration featuring two unique dining venues and 28 outward-facing cabins, including 13 balcony suites. Even more intimate, the second vessel, the National Geographic Delfina, is a 16-guest, eight-cabin catamaran perfect for family vacations, affinity groups, and private charters. Both ships have gone through revitalizations and will embody the spirit of adventure and extreme comfort, both synonymous with National Geographic-Lindblad Expeditions, and will celebrate the Company's deep connection to the islands, Ecuador, and its people. The National Geographic Delfina embarked on its inaugural voyage in February 2025, with the National Geographic Gemini set to embark on its inaugural voyage in March 2025.

The Company continues to expand its land-based experiential travel offerings and increase the addressable market. On July 31, 2024, the Company completed the acquisition Wineland-Thomson Adventures Inc., an adventure travel group that primarily operates African safaris. The aggregate purchase price was $30 million and was financed through $24.0 million and $6.0 million in Lindblad stock. With the addition of Wineland-Thomson Adventures, Lindblad Expeditions creates a portfolio of six adventure brands targeting the growing adventure travel market with unique, authentic experiences on both land and at sea.

FINANCIAL OUTLOOK

We continue to be encouraged by the strong demand in the adventure travel market for both the Lindblad and Land Experiences segments. Booking curves are trending ahead of prior year for 2025 and 2026 for both segments.

The Company’s current expectations for the full year 2025 are as follows:

●	Tour revenues of $700 - $750 million

●	Adjusted EBITDA of $100 - $112 million

STOCK REPURCHASE PLAN

The Company currently has a $35.0 million stock repurchase plan in place. As of February 24, 2025, the Company had repurchased 875,218 shares and 6.0 million warrants under the plan for a total of $23.0 million and had $12.0 million remaining under the plan. As of February 24, 2025, there were 54.6 million shares common stock outstanding.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules.

Conference Call Information

The Company has scheduled a conference call at 8:30 a.m. Eastern Time on February 27, 2025, to discuss the earnings of the Company. The conference call can be accessed by dialing 1-800-715-9871 (United States), 1-646-307-1963 (International).

The Access Code is 2974921. A replay of the call will be available at the Company’s investor relations website, investors.expeditions.com.

   About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company”) is a leader in global expedition travel, offering immersive, ship- and land-based journeys on all seven continents through its six pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, the Company leads travelers to the farthest reaches of the world with an expansive portfolio of ship- and land-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, offering ship-based voyages that allow guests to explore remote destinations alongside scientists, naturalists, photographers and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, the Company’s award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, and Wineland-Thomson Adventures—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet’s most inspiring natural and cultural landscapes, fostering a deep appreciation for the world.

To learn more about Lindblad Expeditions Holdings, Inc., its growing portfolio of brands, visit investors.expeditions.com.

   Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) adverse general economic factors, such as fluctuating or increasing levels of interest rates, taxes, inflation, unemployment and perceptions of these and similar conditions that decrease the level of disposable income of consumers or consumer confidence that negatively impact the ability or desire of people to travel; (ii) suspended operations, cancelling or rescheduling of voyages and other potential disruptions to our business and operations related to health pandemics or geopolitical events such as the Israel-Hamas war and the Russia-Ukraine conflict, political unrest, terrorism, war, the denial and/or unavailability of ports of call, or another unexpected event in destinations we visit; (iii) events and conditions around the world, including war and other military actions, such as civil unrest in Ecuador, the Israel-Hamas war, the current conflict between Russia and Ukraine, inflation, higher fuel prices, higher interest rates and other general concerns about the state of the economy or other events impacting the ability or desire of people to travel; (iv) increases in fuel prices, changes in fuels consumed and availability of fuel supply in the geographies in which we operate or in general; (v) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (vi) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels; (vii) unscheduled disruptions in our business due to civil unrest, travel restrictions, weather events, mechanical failures, pandemics or other events; (viii) changes adversely affecting the business in which we are engaged; (ix) management of our growth and our ability to execute on our planned growth, including our ability to successfully close merger and acquisition transactions and integrate acquisitions; (x) our business strategy and plans; (xi) our ability to maintain our relationships with National Geographic and/or World Wildlife Fund; (xii) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (xiii) our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xiv) the impact of material litigation, enforcement actions, claims, fines or penalties on our business; (xv) the impact of severe or unusual weather conditions, including climate change, on our business; (xvi) adverse publicity regarding the travel and cruise industry in general; (xvii) loss of business due to competition; (xviii) the inability to meet or achieve our sustainability related goals, aspirations, initiatives, and our public statements and disclosures regarding them; (xiv) the result of future financing efforts; (xx) our common stock ranks junior to our Series A Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs; and (xxi) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of December 31, 2024	As of December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$183,941	$156,845
Restricted cash	32,202	30,499
Prepaid expenses and other current assets	62,290	57,158
Total current assets	278,433	244,502

Property and equipment, net	518,390	526,002
Goodwill	59,031	42,017
Intangibles, net	15,923	9,412
Other long-term assets	5,128	9,364
Total assets	$876,905	$831,297

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$318,666	$252,199
Accrued expenses	58,054	48,901
Accounts payable	13,860	16,154
Lease liabilities - current	1,845	1,923
Long-term debt - current	29	47
Total current liabilities	392,454	319,224

Long-term debt, less current portion	625,425	621,778
Deferred tax liabilities	3,537	2,118
Other long-term liabilities	1,024	1,943
Total liabilities	1,022,440	945,063

Commitments and contingencies	-	-
Series A redeemable convertible preferred stock, 165,000 shares authorized; 62,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	78,155	73,514
Redeemable noncontrolling interests	29,424	37,784
	107,579	111,298

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 62,000 Series A shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 54,507,977 and 53,390,082 issued, 54,376,154 and 53,332,150 outstanding as of December 31, 2024 and December 31, 2023, respectively	6	5
Additional paid-in capital	109,473	97,139
Accumulated deficit	(362,881)	(322,208)
Accumulated other comprehensive income	288	-
Total stockholder’s deficit	(253,114)	(225,064)
Total liabilities, mezzanine equity and stockholders’ deficit	$876,905	$831,297

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

	For the three months ended December 31,		For the years ended December 31,
	2024	2023	2024	2023

Tour revenues	$148,609	$125,362	$644,727	$569,543

Operating expenses:
Cost of tours	81,242	77,082	343,673	322,376
General and administrative	39,086	32,842	139,921	118,431
Selling and marketing	20,976	16,229	87,018	71,426
Depreciation and amortization	14,875	13,051	52,562	46,711
Total operating expenses	156,179	139,204	623,174	558,944

Operating income	(7,570)	(13,842)	21,553	10,599

Other (expense) income:
Interest expense, net	(11,598)	(11,421)	(45,738)	(45,014)
Gain (loss) on foreign currency	(1,017)	705	(1,065)	751
Other (expense) income	150	(293)	159	(4,066)
Total other expense	(12,465)	(11,009)	(46,644)	(48,329)

Income (loss) before income taxes	(20,035)	(24,851)	(25,091)	(37,730)
Income tax expense	5,154	1,561	3,104	3,146

Net income (loss)	(25,189)	(26,412)	(28,195)	(40,876)
Net income attributable to noncontrolling interest	(141)	992	2,984	4,734
Net income (loss) attributable to Lindblad Expeditions Holdings, Inc.	(25,048)	(27,404)	(31,179)	(45,610)
Series A redeemable convertible preferred stock dividend	1,187	1,117	4,641	4,373

Net income (loss) available to stockholders	$(26,235)	$(28,521)	$(35,820)	$(49,983)

Weighted average shares outstanding
Basic	54,368,520	53,343,125	53,817,462	53,256,513
Diluted	54,368,520	53,343,125	53,817,462	53,256,513

Undistributed income (loss) per share available to stockholders:
Basic	$(0.48)	$(0.53)	$(0.67)	$(0.94)
Diluted	$(0.48)	$(0.53)	$(0.67)	$(0.94)

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	For the years ended December 31,
	2024	2023
Cash Flows From Operating Activities
Net loss	$(28,195)	$(40,876)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	52,562	46,711
Amortization of deferred financing costs and other, net	3,699	3,368
Amortization of right-to-use lease assets	893	811
Stock-based compensation	9,833	13,886
Deferred income taxes	2,052	2,719
Loss (gain) on foreign currency	1,065	(751)
Write-off of unamortized issuance costs related to debt refinancing	-	3,860
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(1,238)	(3,454)
Unearned passenger revenues	52,966	7,098
Other long-term assets	(2,037)	(1,871)
Other long-term liabilities	-	-
Accounts payable and accrued expenses	1,750	(5,210)
Operating lease liabilities	(995)	(850)
Net cash provided by (used in) operating activities	92,355	25,441

Cash Flows From Investing Activities
Purchases of property and equipment	(33,520)	(29,963)
Acquisition (net of cash acquired)	(10,559)	-
Sale of securities	-	15,163
Net cash used in investing activities	(44,079)	(14,800)

Cash Flows From Financing Activities
Purchase of redeemable noncontrolling interest	(16,721)	-
Proceeds from long-term debt	-	275,000
Repayments of long-term debt	(49)	(205,704)
Payment of deferred financing costs	(21)	(7,489)
Repurchase under stock-based compensation plans and related tax impacts	(2,974)	(1,128)
Net cash (used in) provided by financing activities	(19,765)	60,679
Effect of exchange rate changes on cash	288	-
Net increase in cash, cash equivalents and restricted cash	28,799	71,320
Cash, cash equivalents and restricted cash at beginning of period	187,344	116,024

Cash, cash equivalents and restricted cash at end of period	$216,143	$187,344

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$49,423	$43,695
Income taxes	319	711
Non-cash investing and financing activities:
Non-cash preferred stock dividend	$4,641	$4,373
Shares issued in connection with acquisition	6,000	-
Additional paid-in capital exercise proceeds of option shares	145	-
Additional paid-in capital exchange proceeds used for option shares	(145)	-

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands)
(unaudited)

Reconciliation of Net Income to Adjusted EBITDA Consolidated
	For the three months ended December 31,		For the years ended December 31,
	2024	2023	2024	2023
Net loss	$(25,189)	$(26,412)	$(28,195)	$(40,876)
Interest expense, net	11,598	11,421	45,738	45,014
Income tax expense	5,154	1,561	3,104	3,146
Depreciation and amortization	14,875	13,051	52,562	46,711
Loss (gain) loss on foreign currency	1,017	(705)	1,065	(751)
Other (income) expense	(150)	293	(159)	4,066
Stock-based compensation	2,470	4,641	9,833	13,886
Legal settlement	3,000	-	3,000	-
Transaction-related costs	655	-	3,913	-
Reorganization costs	-	-	371	-
Other	-	-	-	10
Adjusted EBITDA	$13,430	$3,850	$91,232	$71,206

Reconciliation of Operating Income

to Adjusted EBITDA

Reconciliation of Operating (Loss) Income to Adjusted EBITDA Lindblad Segment
	For the three months ended December 31,		For the years ended December 31,
	2024	2023	2024	2023
Operating loss	$(13,019)	$(17,268)	$(2,928)	$(8,692)
Depreciation and amortization	13,441	12,196	48,433	43,351
Stock-based compensation	2,647	4,641	9,656	13,787
Legal settlement	3,000	-	3,000	-
Transaction-related costs	80	-	868	-
Reorganization costs	-	-	371	-
Other	-	-	-	10
Adjusted EBITDA	$6,149	$(431)	$59,400	$48,456

Land Experiences Segment
	For the three months ended December 31,		For the years ended December 31,
	2024	2023	2024	2023
Operating income	$5,449	$3,426	$24,481	$19,291
Depreciation and amortization	1,434	855	4,129	3,360
Transaction-related costs	575	-	3,045	-
Stock-based compensation	(177)	-	177	99
Adjusted EBITDA	$7,281	$4,281	$31,832	$22,750

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Available Guest Nights, Gross Yield, Net Yield and guest metrics)
(unaudited)

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities	For the years ended December 31,
	2024	2023
Net cash provided by operating activities	$92,355	$25,441
Less: purchases of property and equipment	(33,520)	(29,963)
Free Cash Flow	$58,835	$(4,522)

	For the three months ended December 31,		For the years ended December 31,
	2024	2023	2024	2023
Available Guest Nights	69,040	72,762	323,691	316,091
Guest Nights Sold	53,959	51,217	253,941	243,269
Occupancy	78%	70%	78%	77%
Maximum Guests	8,463	8,226	38,964	37,339
Number of Guests	6,794	6,071	31,489	29,719
Voyages	95	95	475	454

Calculation of Gross and Net Yield per Available Guest Night	For the three months ended December 31,		For the years ended December 31,
	2024	2023	2024	2023
Guest ticket revenues	$77,328	$72,218	$373,055	$345,871
Other tour revenue	13,355	13,532	50,251	51,539
Tour Revenues	90,683	85,750	423,306	397,410
Less: Commissions	(3,367)	(5,790)	(17,157)	(25,787)
Less: Other tour expenses	(7,889)	(5,656)	(27,306)	(24,952)
Net Yield	$79,427	$74,304	$378,843	$346,671
Available Guest Nights	69,040	72,762	323,691	316,091
Gross Yield per Available Guest Night	$1,313	$1,178	$1,308	$1,257
Net Yield per Available Guest Night	1,150	1,021	1,170	1,097

	For the three months ended December 31,		For the years ended December 31,
(In thousands)	2024	2023	2024	2023
Operating loss	$(13,019)	$(17,268)	$(2,928)	$(8,692)
Cost of tours	49,903	55,021	217,408	222,413
General and administrative	25,234	22,630	92,662	83,004
Selling and marketing	15,124	13,171	67,731	57,334
Depreciation and amortization	13,441	12,196	48,433	43,351
Less: Commissions	(3,367)	(5,790)	(17,157)	(25,787)
Less: Other tour expenses	(7,889)	(5,656)	(27,306)	(24,952)
Net Yield	$79,427	$74,304	$378,843	$346,671

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Available Guest Nights, Gross and Net Cruise cost Per Available Guest Night and guest metrics)
(unaudited)

Calculation of Gross Cruise Cost and Net Cruise Cost Lindblad Segment	For the three months ended December 31,		For the years ended December 31,
	2024	2023	2024	2023
Cost of tours	$49,903	$55,021	$217,408	$222,413
Plus: Selling and marketing	15,124	13,171	67,731	57,334
Plus: General and administrative	25,234	22,630	92,662	83,004
Gross Cruise Cost	90,261	90,822	377,801	362,751
Less: Commissions	(3,367)	(5,790)	(17,157)	(25,787)
Less: Other tour expenses	(7,889)	(5,656)	(27,306)	(24,952)
Net Cruise Cost	79,005	79,376	333,338	312,012
Less: Fuel Expense	(6,753)	(7,974)	(26,648)	(27,913)
Net Cruise Cost Excluding Fuel	72,252	71,402	306,690	284,099
Non-GAAP Adjustments:
Stock-based compensation	(2,470)	(4,641)	(9,656)	(13,787)
Legal settlement	(3,000)	-	(3,000)	-
Transaction-related costs	(79)	-	(868)	-
Reorganization costs	-	-	(371)	-
Other	-	-	-	(10)
Adjusted Net Cruise Cost Excluding Fuel	$66,703	$66,761	$292,795	$270,302
Adjusted Net Cruise Cost	$73,456	$74,735	$319,443	$298,215
Available Guest Nights	69,040	72,762	323,691	316,091
Gross Cruise Cost per Available Guest Night	$1,307	$1,248	$1,167	$1,148
Net Cruise Cost per Available Guest Night	1,144	1,091	1,030	987
Net Cruise Cost Excluding Fuel per Available Guest Night	1,047	981	947	899
Adjusted Net Cruise Cost Excluding Fuel per Available Guest Night	966	918	905	855
Adjusted Net Cruise Cost per Available Guest Night	1,064	1,027	987	943

Reconciliation of 2025 Adjusted EBITDA guidance:

In millions)	Full Year 2025
Income before income taxes	$(21)	to	$(2)
Depreciation and amortization	59	to	56
Interest expense, net	44	to	44
Stock-based compensation	15	to	14
Other	3	to	0
Adjusted EBITDA	$100	to	$112

A reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot estimate or predict with reasonable certainty certain discrete tax items, which could significantly impact that financial measure.

 Operational and Financial Metrics

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), income tax (expense) benefit, (gain) loss on foreign currency, (gain) loss on transfer of assets, reorganization costs, and other supplemental adjustments. Other supplemental adjustments include certain non-operating items such as stock-based compensation, executive severance costs, debt refinancing costs, acquisition-related expenses and other non-recurring charges. We believe Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense, and other operating income and expense. We believe Adjusted EBITDA helps provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as unearned passenger revenues, capital expenditures and related depreciation, principal and interest payments, and tax payments. Our use of Adjusted EBITDA may not be comparable to other companies within the industry.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation, the National Geographic fee amortization and acquisition-related expenses.

Available Guest Nights is a measurement of capacity available for sale and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. We also record the number of guest nights available on our limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus selling and marketing expenses, and general and administrative expenses.

Gross Yield per Available Guest Night represents tour revenues divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Yield represents tour revenues less commissions and direct costs of other tour revenues.

Net Yield per Available Guest Night represents Net Yield divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with us in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.